Exhibit 10.1
TERRA CAPITAL, INC.
$330,000,000
7% Senior Notes due 2017
Purchase Agreement
New York, New York
January 25, 2007
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Terra Capital, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), proposes to issue and sell to you (the “Initial Purchaser”) $330,000,000 principal amount of its 7% Senior Notes due 2017 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”), to be dated as of February 2, 2007, among the Company, Terra Industries Inc., a Maryland corporation (“Parent”), as guarantor, the other guarantors listed on the signature pages hereof (together with Parent, the “Guarantors” and, together with the Company, the “Issuers”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will have the benefit of the guarantees (the “Guarantees” and, together with the Notes, the “Securities”) provided for in the Indenture. Holders of the Securities will also have the benefit of a registration rights agreement (the “Registration Rights Agreement”), dated as of February 2, 2007, between the Issuers and the Initial Purchaser, pursuant to which the Issuers have agreed to register the Securities under the Act subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 19 hereof.
          In connection with the offering of the Securities, (A) the Company is conducting a tender offer (the “Tender Offer”) for any and all of its 12 7/8% senior secured notes due 2008 (the “2008 Notes”) and the 11 1/2% second priority senior secured notes due 2010 (the “2010 Notes” and together with the 2008 Notes, the “Senior Secured Notes”) and (B) the Company, TNLP, Terra UK (collectively, the “Borrowers”) and Parent will enter into an amendment to the $175,000,000 Revolving Credit Facility between the borrowers, Parent, Citicorp USA, Inc. as a lender and administrative agent, and the other lenders listed therein (the “Bank Amendment”).

          This Agreement, the Securities, the Indenture, the Tender Offer, the Bank Amendment and the Registration Rights Agreement are referred to collectively herein as the “Transaction Documents”.
          The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
          In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated January 24, 2007 (the “Preliminary Memorandum”), and a final offering memorandum, dated January 25, 2007 (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Issuer Written Information” means any written communication (as defined in Rule 405 of the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Disclosure Package” means the Preliminary Memorandum and the final term sheet prepared pursuant to Section 5(b) herein and in the form attached as Schedule II hereto together with the Issuer Written Information, if any, identified on Schedule III hereto. As used herein, the terms Preliminary Memorandum, Disclosure Package and Final Memorandum shall include the documents, if any, incorporated by reference therein. Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum, the Final Memorandum and the Recorded Road Show (as defined below), and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchaser.
          1. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to the Initial Purchaser as set forth below in this Section 1.
     (a) No Untrue Statements. The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuers make no representation or warranty as to the information relating to the Initial

Purchaser contained in or omitted from the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser for inclusion therein. The Company has not distributed or referred to or will not distribute or refer to any Issuer Written Information relating to the Securities other than the Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”) without the prior consent of the Initial Purchaser (such consent, for any future distribution of written communications, not to be unreasonably withheld). The Recorded Road Show does not conflict in any material respect with the Disclosure Package or the Final Memorandum and, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Recorded Road Show, in reliance upon and in conformity with information furnished in writing to the Company or on behalf of the Initial Purchaser specifically for inclusion therein.
     (b) [Intentionally omitted].
     (c) No Offers; Sales. None of the Issuers, nor any of their respective Affiliates, nor any person acting on any of their behalf has (other than the Initial Purchaser, as to whom the Issuers make no representation), directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require registration of the Securities under the Act.
     (d) No General Solicitation. None of the Issuers, nor any of their respective Affiliates, nor any person acting on any of their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (e) Rule 144A(d)(3) Eligibility. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
     (f) Regulation S. None of the Issuers, nor any of their respective Affiliates, nor any person acting on any of their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (g) Portal Eligibility. The Issuers have been advised by the NASD’s Portal Market that the Securities have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.
     (h) Investment Company Act. No Issuer is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, an “investment company” within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the such Issuer’s securities.
     (i) No Compensation. No Issuer has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of such Issuer in connection with this offering (except as contemplated by this Agreement).
     (j) No Stabilization or Manipulation. None of the Issuers, nor any of their respective Affiliates, nor any Person acting on its or their behalf has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.
     (k) No Untrue Statements. The information provided by any Issuer pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (l) No Majority Interest. Parent does not have a majority voting or economic interest in any entity other than (i) the Company, (ii) the other Guarantors, (iii) TNCLP, TNLP, Terra UK, Terra Canada and (iv) non-operating subsidiaries with assets of less than $1,000 (the entities in clauses (i), (ii) and (iii), the “Subsidiaries”).
     (m) Organization. Each of Parent and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except as could not reasonably be expected to have a Material Adverse Effect.
     (n) Authorization of Capital Stock. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock or other equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens, charges or encumbrances (each, a “Lien”).
     (o) Equity Capitalization. The authorized capitalization of Parent on a consolidated basis as of September 30, 2006 is as set forth in the Final Memorandum.
     (p) Accurate Summaries. The statements in the Final Memorandum under the headings “Risk Factors — Risk Factors Relating to Our Business — We may be adversely affected by environmental regulations to which we are subject,” “Business — Environmental and Other Regulatory Matters,” “Business — Legal Matters,” “Description of Other Indebtedness,” “Description of the Notes” and “Exchange Offer; Registration Rights,” insofar as such statements summarize laws, legal proceedings, legal matters and documents discussed therein, are accurate and fair summaries of such laws, legal proceedings, legal matters and documents.
     (q) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers.
     (r) Indenture. The Indenture has been duly authorized and, when executed and delivered by the Issuers and the Trustee, will constitute a legal, valid and binding agreement enforceable against the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (“Enforceability Exceptions”)).
     (s) Notes and Exchange Notes. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser, will have been duly executed and delivered by the Company and will constitute legal, valid and binding obligations enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to Enforceability Exceptions).
     (t) Guarantees. The Guarantees have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser, will have been duly executed and delivered by the Guarantors and will constitute legal, valid and binding obligations enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to Enforceability Exceptions).

     (u) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Issuers, will constitute a legal, valid and binding agreement enforceable against the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to Enforceability Exceptions and, with respect to rights of indemnity or contribution, federal and state securities laws and public policy considerations).
     (v) Tender Offer. The Tender Offer has been duly authorized by the Company.
     (w) Bank Amendment. The Bank Amendment has been duly authorized by the Borrowers and Parent, as applicable.
     (x) No Authorization; No Consents. No consent, approval, authorization, filing with or order of any court, regulatory body, administrative agency, governmental agency, authority or other body, arbitrator or other authority (each, a “Governmental Authority”) is required in connection with the transactions contemplated herein or in any other Transaction Document, except (i) in the case of compliance with the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.
     (y) No Conflict. None of (a) the execution and delivery of any Transaction Document, (b) the issue and sale of the Securities, (c) the consummation of any other of the transactions herein or therein contemplated and (d) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of Parent or any of the Subsidiaries pursuant to (i) the charter or bylaws of Parent or any of the Subsidiaries; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Parent or any of the Subsidiaries is a party or bound or to which its or their property is subject (after giving effect to the Bank Amendment and the Tender Offer); or (iii) any material statute, law, rule, regulation, judgment, order or decree applicable to Parent or any of the Subsidiaries of any Governmental Authority having jurisdiction over Parent or any of the Subsidiaries or any of its or their properties.
     (z) Financial Statements. The consolidated historical financial statements included or incorporated by reference in the Disclosure Package and Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities to which they relate as of the dates and for the periods indicated, comply with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected historical consolidated financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Memorandum and the Final Memorandum conform to the requirements of Item 301 of Regulation S-K under the Exchange Act (“Regulation S-K”) and fairly present, on the basis stated in the Final Memorandum, the information included therein. The summary financial data set forth under the caption “Summary Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. The ratios of earnings to fixed charges set forth in the Preliminary Memorandum and the Final Memorandum under the caption “Selected Consolidated Financial Data” have been calculated in compliance with Item 503(d) of Regulation S-K.
     (aa) Litigation; Proceedings. No action, suit or proceeding by or before any court or Governmental Authority involving Parent or any of the Subsidiaries or its or their property is pending or, to the best knowledge of the Issuers, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any other Transaction Document, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (bb) Ownership of Property. Each of Parent and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Each of Parent and the Subsidiaries has good and marketable title to all real property it purports to own and good and legal title to all personal property it purports to own, including, without limitation, all owned by it, which is material to the business of Parent and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except (i) such as are described in the Disclosure Package and the Final Memorandum, (ii) such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by Parent or such Subsidiary and (iii) in the case of personal property, such as would not have a Material Adverse Effect. All real property, personal property and buildings held under lease by each of Parent and the Subsidiaries are held by it under valid, subsisting and enforceable leases or similar agreements, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, personal property and buildings by such Issuer, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

     (cc) No Violation or Default. Neither Parent nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any material statute, law, rule, regulation, judgment, order or decree applicable to Parent or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent or such Subsidiary or any of its properties, as applicable, other than, in the case of clause (ii), any violation or default that could not reasonably be expected to have a Material Adverse Effect.
     (dd) Independent Accountants. Deloitte & Touche LLP (“Deloitte & Touche”), who have certified certain financial statements of Parent and its subsidiaries and of TNCLP and its subsidiaries and delivered its reports with respect to each of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to Parent and TNCLP within the meaning of the Act and the applicable published rules and regulations thereunder.
     (ee) No Taxes or Duties. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Securities.
     (ff) Payment of Taxes. Each of Parent and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (gg) Insurance Matters. Each of Parent and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All material policies of insurance and fidelity or surety bonds insuring Parent or any of the Subsidiaries or its businesses, assets, employees, officers and directors are in full force and effect. Neither Parent nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (hh) Dividends and Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to its equity holders, from making any other distribution on such Subsidiary’s capital stock, from repaying to its equity holders any loans or advances to such Subsidiary from its equity holders or from transferring any of such Subsidiary’s property or assets to its equity holders or any other Subsidiary, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (ii) Government Authorizations. Each of Parent and the Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and neither Parent nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (jj) Accounting Controls. Parent and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (kk) Compliance with Environmental Laws. (i) Each of Parent and the Subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations and rules of common law relating to pollution or the protection of the environment, natural resources or occupational health and safety, including without limitation those relating to the release or threat of release of Hazardous Materials (“Environmental Laws”); (ii) each of Parent and the Subsidiaries has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; (iii) each of

Parent and the Subsidiaries has not received notice of any actual or potential liability for the investigation or remediation of any Hazardous Materials; (iv) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against Parent or any of the Subsidiaries under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Parent or any of the Subsidiaries; (vi) neither Parent nor any of the Subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action relating to any Hazardous Materials; (vii) neither Parent nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state or foreign law; (viii) no property or facility of Parent or any of the Subsidiaries is (a) listed or, to the knowledge of the Issuers, proposed for listing on the National Priorities List under CERCLA or (b) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority; and (ix) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by Parent or any Subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law, except in the case of clauses (i) through (ix) hereof as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). “Hazardous Materials” means any substance, chemical, material, pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.
     (ll) Environmental Review. In the ordinary course of its business, Parent periodically reviews the effect of Environmental Laws on the business, operations and properties of Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

     (mm) Employee Benefits Matters. Except as could not reasonably be expected to have a Material Adverse Effect, each of Parent and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Parent and the Subsidiaries are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations; and neither Parent nor any of the Subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.
     (nn) Third Party Information. The statistical and market-related data included in the Disclosure Package and the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.
     (oo) No Default, Etc. There are no contracts, agreements or other documents that would be required to be described in a prospectus under the Act that have not been described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). The contracts so described in the Disclosure Package and the Final Memorandum are in full force and effect on the date of this Agreement. Neither Parent nor any Subsidiary nor, to the knowledge of any Issuer, any other party is in breach of or default under any such contracts, agreements or other documents, other than a breach or default that could not reasonably be expected to have a Material Adverse Effect.
     (pp) Intellectual Property. Parent and the Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and the Final Memorandum to be conducted.
     (qq) Material Relationships. To each Issuer’s knowledge, except as disclosed in the Disclosure Package and the Final Memorandum, neither Parent nor any of the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Initial Purchaser.

     (rr) Transaction Documents. Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Memorandum.
     (ss) Labor Matters. There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against Parent or any of the Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against Parent or any of the Subsidiaries or (iii) union representation question existing with respect to the employees of Parent or any of the Subsidiaries, except in the case of clauses (i), (ii) and (iii), for such actions which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to Parent or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
     (tt) Regulations T, U, X. Neither Parent nor any of the Subsidiaries nor any agent thereof acting on any of their behalf has taken, and none of them will take, any action that could cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.
          Any certificate signed by an officer of any Issuer and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuers, as to matters covered thereby, to the Initial Purchaser.
          2. Purchase and Sale. In reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Initial Purchaser agrees to purchase from the Company, at a purchase price equal to 98.355% of the principal amount thereof, the aggregate principal amount of Securities set forth opposite the name of the Initial Purchaser on Schedule I hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 2, 2007, or at such time on such later date as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchaser for the account of the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchaser shall otherwise instruct.
          4. Offering by Initial Purchaser. The Initial Purchaser represents and warrants to, severally and not jointly, and agrees with, severally and not jointly, the Issuers that:
     (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto;
     (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States; and
          5. Agreements. The Issuers, jointly and severally, agree with the Initial Purchaser that:
     (a) Disclosure Package; Final Memorandum. The Issuers will furnish to the Initial Purchaser and to counsel for the Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.
     (b) Final Term Sheet. You will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Issuers and attached as Schedule II hereto.
     (c) Amendment; Supplement. The Issuers will not (except as is necessary to comply with applicable law in the reasonable opinion of legal counsel to the Issuers and after consultation with the Initial Purchaser) amend or supplement the Final Memorandum, without the prior written consent of the Initial Purchaser.
     (d) Subsequent Event Notifications. If at any time prior to the completion of the sale of the Securities by the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Disclosure Package and the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Issuers promptly (i) will notify the Initial Purchaser of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Disclosure Package or Final Memorandum to the Initial Purchaser and counsel for the Initial Purchaser without charge in such quantities as they may reasonably request.
     (e) Qualification. The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuers will promptly advise the Initial Purchaser of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (f) Resale. None of the Issuers will not, and will not permit any of their Affiliates to, resell any Securities that have been acquired by any of them except in compliance with federal securities laws.
     (g) No Solicitation. None of the Issuers will, and the Issuers will not permit any of their respective Affiliates, nor any Person acting on any of their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.
     (h) No General Solicitation. None of the Issuers will, and the Issuers will not, permit any of their respective Affiliates nor any Person acting on any of their behalf to engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (i) Information. So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective Purchasers designated by such holders, from time to time of such restricted securities.
     (j) No Directed Selling Efforts. None of the Issuers will, and the Issuers will not permit any of their respective Affiliates nor any person acting on any of their behalf to, engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (k) DTC. Each Issuer will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
     (l) No Stabilization or Manipulation. No Issuer will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (m) Costs and Expenses. The Issuers, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchaser relating to such registration and qualification (which counsel fees shall be limited to $5,000)); (vi) admitting the Securities for trading in the Portal Market; (vii) the transportation and other expenses incurred by or on behalf of their representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of any Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for any Issuer; (ix) one-half of all costs and expenses with respect to the charter of a private jet aircraft (or one-half of all costs and expenses of any alternate means of transportation) in connection with presentations to prospective purchasers of the Securities; (x) all other costs and expenses incident to the performance by any Issuer of its obligations hereunder. Notwithstanding the foregoing, it is understood that the Initial Purchaser will pay all fees and expenses of its counsel (except as contemplated by clause (v)) and all transportation and other expenses of their representatives in connection with this offering (other than as contemplated by clause (ix)).
     (n) Compliance with Registration Rights. The Issuers will comply in all material respects with all of their agreements set forth in the Registration Rights Agreement.
     (o) Use of Proceeds. The Company will apply the net proceeds from the offering and sale of the Securities in the manner described in the Final Memorandum under “Use of Proceeds.”
          6. Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:
     (a) The Issuers shall have requested and caused Kirkland & Ellis, special counsel for the Issuers, to furnish to the Initial Purchaser its opinion, dated the Closing Date and addressed to the Initial Purchaser substantially in the form of Exhibit B hereto. In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials.
     (b) The Issuers shall have requested and caused John W. Huey, General Counsel of Parent, to furnish to the Initial Purchaser his opinion, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit C hereto.
     (c) The Initial Purchaser shall have received from Cahill Gordon & Reindel llp, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package and the Final Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) Officer’s Certificate. Parent shall have furnished to the Initial Purchaser a certificate of Parent, signed by the chief executive officer and the chief financial officer of Parent, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and this Agreement and that:
     (i) the representations and warranties of the Issuers in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuers have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of Parent and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (e) Accounting Matters. At the Execution Time and at the Closing Date, the Issuers shall have requested and caused Deloitte & Touche to furnish to the Initial Purchaser letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, that they have performed a review of the unaudited interim financial information of Parent and its subsidiaries and of TNCLP for the nine-month periods ended September 30, 2006 and September 30, 2005, and as at September 30, 2006 and September 30, 2005, and stating in effect that:
     (i) In their opinion the audited consolidated financial statements included or incorporated in the Preliminary Memorandum and the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder.
     (ii) On the basis of a reading of the latest unaudited condensed consolidated financial statements made available by Parent and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month periods ended September 30, 2006 and September 30, 2005, and as at September 30, 2006 and September 30, 2005;

carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and the executive, audit and personnel committees of Parent and its subsidiaries; and inquiries of certain officials of Parent who have responsibility for financial and accounting matters of Parent and its subsidiaries as to transactions and events subsequent to September 30, 2006, nothing came to their attention which caused them to believe that:
     (1) any unaudited condensed consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and with the rules and regulations adopted by the Commission; and any material modifications should be made to said unaudited condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America; or
     (2) with respect to the period subsequent to September 30, 2006, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock, increase in long-term debt or any decrease in consolidated net current assets, consolidated total assets, working capital or stockholders’ equity of Parent and its subsidiaries or Issuer as compared with amounts shown on the September 30, 2006 condensed consolidated balance sheet included in the Final Memorandum, or for the period from September 30, 2006 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated net sales or income before income taxes or in total or per share amounts of net income of Parent and its subsidiaries, except in all instances for changes, increases or decreases which the Disclosure Package and the Final Memorandum discloses or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Parent as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser.
     (iii) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Parent and its subsidiaries) described in the Disclosure Package and the Final Memorandum, including the information set forth under the captions “Summary”, “Capitalization,” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Memorandum and the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
     (f) No Changes. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of Parent and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (g) Portal Eligible; DTC. The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.
     (h) Ratings. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any Issuer’s debt by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Other Information. Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.
     (j) Bank Amendment. The Bank Amendment shall have been executed in form and substance reasonably satisfactory to the Initial Purchaser.

     (k) Tender Offer. The supplemental indentures for the Senior Secured Notes have been executed in form and substance reasonably satisfactory to the Initial Purchaser.
     (l) Indenture. The Indenture shall have been executed in a form satisfactory to the Initial Purchaser.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchaser, at 80 Pine Street, New York, New York 10005, on the Closing Date.
          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchaser, the Company will reimburse the Initial Purchaser on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of each of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Memorandum, the Recorded Road Show, any Issuer Written Information or any other written information used by or on behalf of the Issuers in connection with the offer or sale of Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, the Final Memorandum, the Recorded Road Show or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) The Initial Purchaser agrees to indemnify and hold harmless each Issuer, each of its directors, each of its officers, and each person who controls such Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and the disclosure on page iii and under the heading “Plan of Distribution” concerning stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Issuers shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and controlling persons, which firm shall be designated in writing by the Initial Purchaser. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchaser agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchaser on the other from the offering of the Securities; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchaser on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls an Issuer within the meaning of either the Act or the Exchange Act and each officer and director of an Issuer shall have the same rights to contribution as such Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. [Reserved].
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of Parent or TNCLP shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Issuers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telefaxed and confirmed to the Initial Purchaser, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax no.: (212) 816-7912); or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102, Attention: Legal Department (fax no.: (712) 277-1340).
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser and any Affiliate through which it may be acting, on the other, (b) the Initial Purchaser is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchaser in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that they will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          16. Applicable Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Company agrees that any suit, action or proceeding against the Company brought by the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser, or by any person who controls the Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Initial Purchaser, the directors, officers, employees, Affiliates and agents of the Initial Purchaser, or by any person who controls the Initial Purchaser, in any court of competent jurisdiction in Delaware.
          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Citigroup” shall mean Citigroup Global Markets Inc.
          “Commission” shall mean the Securities and Exchange Commission.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Material Adverse Effect” shall mean, with respect to the Company, any effect that is materially adverse to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Terra Canada” shall mean Terra International (Canada) Inc., an Ontario corporation.
          “Terra UK” shall mean Terra Nitrogen (U.K.) Limited, an English private limited company.
          “TNCLP” shall mean Terra Nitrogen Company, L.P., a Delaware limited partnership.
          “TNLP” shall mean Terra Nitrogen, Limited Partnership, a Delaware limited partnership.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

S-1

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

Very truly yours, TERRA CAPITAL, INC.
By:	/s/ Francis G. Meyer
Name:	Francis G. Meyer
Title:	Vice President

Guarantors:

BEAUMONT AMMONIA INC.
BEAUMONT HOLDINGS CORPORATION
BMC HOLDINGS INC.
PORT NEAL CORPORATION
TERRA CAPITAL HOLDINGS, INC.
TERRA INDUSTRIES INC.
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
TERRA METHANOL CORPORATION
TERRA NITROGEN CORPORATION
TERRA REAL ESTATE CORP.
TERRA (U.K.) HOLDINGS INC.
TERRA MISSISSIPPI HOLDINGS CORP.
TERRA MISSISSIPPI NITROGEN, INC.
TERRA HOUSTON AMMONIA, INC.
TERRA NITROGEN GP HOLDINGS, INC.

By:	/s/ Francis G. Meyer
Name:	Francis G. Meyer
Title:	Vice President

S-2

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Aaron Dannenberg
Name: Aaron Dannenberg
Title: Director

SCHEDULE I

Principal Amount of
Initial Purchaser	Securities to Be Purchased
Citigroup Global Markets Inc.	$330,000,000
Total	$330,000,000

SCHEDULE II
TERM SHEET
The information in this term sheet (this “Term Sheet”) supplements the Company’s preliminary offering memorandum, dated January 24, 2007 (the “Preliminary Memorandum”) and supercedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This Term Sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

ISSUER	Terra Capital, Inc.

SECURITY	7% Senior Notes due 2017

RANKING	Senior unsecured obligations and will rank equally with all of our existing and future senior obligations, and senior to any of our subordinated indebtedness.

SIZE	$330,000,000

MATURITY	February 1, 2017

PRICE TO PUBLIC	99.110%

PAYMENT DATES	February 1 and August 1

TREASURY SPREAD	226 basis points

OPTIONAL REDEMPTION	The Notes may be redeemed after February 1, 2012 for the prices set forth below:
	2012	103.500%
	2013	102.333%
	2014	101.167%
	2015 and thereafter	100.00%

OPTIONAL REDMEPTION UPON QUALIFIED EQUITY OFFERINGS:	Up to 35% of the Notes will be redeemable by the Issuer on or prior to February 1, 2010 with the Net Cash Proceeds one or more Equity Offerings at a price equal to 107% of
	their principal amount, plus accrued and unpaid interest to the redemption date.

EXPECTED SETTLEMENT DATE	February 2, 2007

USE OF PROCEEDS	The Issuer will use the proceeds of this offering and cash on hand to redeem its
12 7/8% Senior Secured Notes due 2008 and its 11 1/2% Second Priority Senior
	Secured Notes due 2010 and to pay related premiums, fees and expenses.

CUSIP/ISIN	144A: 88089PAE3 / US88089PAE34
	REG S: U8812AAC9 / USU8812AAC90

SOLE BOOK-RUNNER	Citigroup Global Markets Inc.
REVISIONS TO THE DESCRIPTION OF NOTES INCLUDED IN THE PRELIMINARY MEMORANDUM

In addition to pricing information set forth above, the following additional change is being made to the “Description of the Notes” contained in the Preliminary Memorandum :

“—Certain Definitions—Permitted Liens”:	Clause (12) of the definition of “Permitted Liens” is deleted in its entirety and replaced with the following: “Liens securing Indebtedness incurred under clause (3) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness”;”
This communication is intended for the sole use of the person to whom it is provided by the sender.
These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.